                                                                    EXHIBIT 99.1

[CYSIVE LOGO]

                                              Contact: John R. Lund, CFO
                                                       Press: Matt Brusch
                                                       Cysive, Inc.
                                                       703.259.2300

                                                       Katherine Mittelbusher
                                                       Press: Laura Novak
                                                       Morgen Walke Associates
                                                       212.850.5600


FOR IMMEDIATE RELEASE


               CYSIVE REPORTS FOURTH QUARTER AND YEAR END RESULTS

        COMPANY ENDS QUARTER WITH STRONG CASH AND INVESTMENTS POSITION OF
                           APPROXIMATELY $170 MILLION

Reston, Va. - February 15, 2001 - Cysive, Inc. (Nasdaq:CYSV), today announced results for the fourth quarter and year ended December 31, 2000.

For the three months ended December 31, 2000, revenue totaled $9.4 million compared to revenue of $8.6 million in the same period a year ago, and $13.4 million for the three months ended September 30, 2000. Pro forma net loss for the three months ended December 31, 2000 was $2.0 million, or ($0.07) per share. This is compared to pro forma net income of $916,000 or $0.03 per diluted share for the same period a year ago, and pro forma net loss of $455,000, or ($0.02) per share, for the three months ended September 30, 2000. These results are in line with preliminary results released on December 13, 2000.

"The current market weakness is clearly having an impact on demand," commented Nelson A. Carbonell, Jr., Chairman, President and Chief Executive Officer. "We continue to take the steps necessary to increase Cysive's competitive advantage during this period of reduced visibility. Cysive remains committed to leveraging its technology leadership position in the marketplace through strategies such as building an industry-focused mobile platform; continuing to build vertical product solutions in areas such as logistics, financial services and healthcare; and through partnerships with industry leaders such as Bain, Intel, ATG, and BEA. Challenging market conditions like these promote opportunities to evaluate the approach taken to deliver value to your customers. We believe that these initiatives, supported by our strong financial position, will enable Cysive to grow and transform itself into a multi-dimensional business."

For the year ended December 31, 2000, Cysive recorded revenue of $50.3 million compared to $25.3 million for the previous year. Pro forma net income for the year was

                                                                    EXHIBIT 99.1


$1.6 million, or $0.04 per diluted share. This is compared to pro forma net income in 1999 of $2.4 million, or $0.09 per diluted share.

Cysive will hold a conference call to discuss this announcement at 9 A.M. EST today. To participate in the conference call, please dial 800-513-1181 (international: 952-556-2826), password "Cysive", approximately ten minutes prior to the call. A replay of the call will be available through February 22, 2001. To access the replay, please dial 800-615-3210 (international:
703-326-3020), access code 4937375. The call will also be available via webcast at www.cysive.com.

ABOUT CYSIVE(TM)

Combining an experienced and highly skilled software engineering staff with the use of cutting-edge technologies, Cysive has established itself as a leading builder of custom e-business systems for customers including Cisco Systems, Classified Ventures (cars.com), Equifax and medibuy.com. Cysive is headquartered in Reston, Va. with additional offices in Atlanta, Chicago, Dallas, Denver, Mountain View, Calif., New York, and Southern California. Cysive can be found on the Internet at www.cysive.com.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Cysive's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on November 14, 2000, and its other filings under the 1934 Act as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Cysive is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable securities laws.

                               - Table to Follow -

                                                                    EXHIBIT 99.1

                                  CYSIVE, INC.
                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                             DECEMBER 31,                     DECEMBER 31,
                                               ------------------------------------  ---------------------------------
                                                        1999            2000            1999             2000
                                                     ---------       ----------       ----------      ----------
Revenues.....................................      $     8,560     $      9,365     $     25,265    $     50,287

Gross profit.................................            5,678            2,492           16,366          27,436

Operating expenses:
  General and administrative.................            2,710            6,697            7,228          23,648
  Sales and marketing........................            2,024            2,172            5,491          10,773
  Restructuring..............................                -            4,710                -           4,710
  Stock compensation.........................            1,539            2,116           14,851           5,843
                                                       -------         --------         --------        --------

Total operating expenses.....................            6,273           15,695           27,570          44,974
                                                       -------         --------         --------        --------

Pro forma operating income (loss)
   (1) (2) (3) (4)...........................              943          (6,377)            3,600         (6,985)
Operating income (loss)......................            (595)         (13,203)         (11,204)        (17,538)

  Other income (expense).....................              396            2,703              432           7,770
                                                       -------         --------         --------        --------

Income (loss) before taxes...................            (199)         (10,500)         (10,772)         (9,768)

  Income tax expense (benefit)...............          (4,370)            3,911          (4,369)           4,360

Pro forma net income (loss) (5) (6) (7) (8)        $       916     $    (2,032)     $      2,419    $      1,591
                                                     =========       ==========       ==========      ==========
Net income (loss) ...........................      $     4,171     $   (14,411)     $    (6,403)    $   (14,128)
                                                     =========       ==========       ==========      ==========

Pro forma basic earnings (loss) per share (5)
   (6) (7) (8)...............................      $      0.04     $    ( 0.07)     $       0.14    $       0.06
Basic earnings (loss) per share..............      $      0.19     $    ( 0.51)     $      (0.36)   $      (0.53)
Weighted average shares outstanding..........
                                                    21,723,940       28,321,152       17,629,932      26,438,946

Pro forma diluted earnings (loss) per share
   (5) (6) (7) (8)...........................      $      0.03     $    ( 0.07)     $       0.09    $       0.04
Diluted earnings (loss) per share ...........      $      0.12     $    ( 0.51)     $      (0.36)   $      (0.53)
Weighted average shares and common equivalent
   shares outstanding (9)....................       34,147,922       28,321,152       25,900,126      38,280,931


 NOTE: On May 8, 2000, the Company effected a 2-for-1 stock split. All shares and per share amounts included in this press release have been adjusted to reflect this split.

                                                                    EXHIBIT 99.1


(1) For the three months ended December 31, 1999, pro forma operating income excludes the non-cash stock compensation charge of $1.5 million.
(2) For the three months ended December 31, 2000, pro forma operating loss excludes the non-cash stock compensation charge of $2.1 million and restructuring charge of $4.7 million.
(3) For the year ended December 31, 1999, pro forma operating loss excludes a non-cash stock compensation charge of $14.9 million.
(4) For the year ended December 31, 2000, pro forma operating loss excludes a non-cash stock compensation charge of $5.8 million and restructuring charge of $4.7 million.
(5) For the three months ended December 31, 1999, pro forma net income excludes a non-cash stock compensation charge of $1.5 million and excludes the one time tax benefit of $4.8 million.
(6) For the three months ended December 31, 2000, pro forma net income excludes the non-cash stock compensation charge of $2.1 million and restructuring charge of $4.7 million (net of tax expense) and excluding the tax expense for the valuation of the Company's deferred tax assets.
(7) For the year ended December 31, 1999, pro forma net income includes an estimated $1.0 million income tax expense assuming the Company operated as a C-Corporation and excludes a non-cash stock compensation charge of $14.9 million and excludes the one time tax benefit recorded when the Company changed from an S-corporation to a C-corporation.
(8) For the year ended December 31, 2000, pro forma net income excludes a non-cash stock compensation charge of $5.8 million and restructuring charge of $4.7 million (net of tax expense). and excluding the tax expense for the valuation of the Company's deferred tax assets.
(9) Weighted average shares and common equivalent shares outstanding for the years ended December 31, 1999 and 2000 are for pro forma results only. For the actual diluted loss per share, the common equivalent shares are not included as they would have had an anti-dilutive effect on the diluted earnings per share calculation.

                                                                    EXHIBIT 99.1

                                  CYSIVE, INC.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                         1999          2000
                                                                    ----------    ----------
Assets:
   Current assets:
   Cash and cash equivalents......................................    $   2,433     $   4,515
   Investments....................................................       45,040       108,073
   Accounts receivable, net.......................................        6,565         6,823
   Prepaid expenses and other assets..............................        1,243         3,973
   Deferred income taxes..........................................          383            --
                                                                      ---------     ---------
      Total current assets........................................       55,664       123,384

   Furniture, fixtures and equipment, net.........................          641         6,154
   Investments                                                               --        56,624
   Deferred income taxes..........................................        4,766            --
   Other assets...................................................          283           118
                                                                      ---------     ---------
      Total assets................................................    $  61,354     $ 186,280
                                                                      =========     =========

Liabilities and stockholders' equity
   Current liabilities:
   Accounts payable...............................................    $     346     $   1,115
   Accrued restructuring..........................................           --         4,071
   Accrued liabilities............................................          737         3,026
   Accrued payroll................................................        2,592         4,023
                                                                      ---------     ---------
     Total current liabilities....................................        3,675        12,235
   Commitments and contingencies..................................           --            --
Stockholders' equity
   Preferred stock................................................           --            --
   Common stock...................................................          228           288
   Additional paid-in capital.....................................       79,767       208,871
   Deferred stock compensation....................................     (13,572)      (12,743)
   Unrealized gain................................................           --           501
   Accumulated deficit............................................      (8,744)      (22,872)
                                                                      ---------     ---------
     Total stockholders' equity...................................       57,679       174,045
                                                                      ---------     ---------
Total liabilities and stockholder's equity........................    $  61,354     $ 186,280
                                                                      =========     =========



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